Exhibit 99.1

Bidz.com, Inc. Provides Update on Financial Soundness — Zero Balance on Credit Facility, No Long Term Debt, and Over $7 Million in Cash

—Repurchased approximately 1.38 million shares since plan inception at the end of 2007

—Zero balance on credit facility after paying down $5.6 million during third quarter

CULVER CITY, Calif., Oct 01, 2008 (BUSINESS WIRE) – Bidz.com, Inc. (NASDAQ:BIDZ) announced today that as of September 30, 2008, the Company has repurchased a total of approximately 1.38 million shares of its common stock in the open market for approximately $12 million, at an average price of $8.74 per share. The Company has approximately $8 million remaining on its $20 million share repurchase program.

The Company’s balance sheet has continued to strengthen since the end of the second quarter, with Bidz.com having paid down $5.6 million on its revolving credit facility, which now has a zero balance, and spending $4.2 million to repurchase shares during the third quarter. The total availability on the credit facility is $25 million at a rate of prime. Additionally, as of September 30, the Company has over $7 million in cash and no long term debt. Bidz.com has been free cash flow positive in 2008 and has more than sufficient financial flexibility to fund its working capital needs. Bidz.com has been profitable in each of the last 17 quarters and expects to be profitable in the third quarter of 2008 as well.

“During a time where there is so much uncertainty in the stock market, we wanted to remind our investors of Bidz.com’s financial soundness,” said David Zinberg, Chief Executive Officer. “We believe that our unique auction model, which offers value prices on quality jewelry, combined with our increasingly strong financial position, will enable us to withstand the current slowdown in the economy.”

About Bidz.com

Bidz.com, founded in 1998, is an online auctioneer of jewelry. Bidz offers its products through a live auction format. To learn more about Bidz.com visit its website at www.bidz.com.

Safe Harbor Statement

This press release includes statements made by Bidz that are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including forward-looking statements about the Company’s estimated revenue, gross margins, earnings and tax rates. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s future financial position, business strategy and plans and objectives of management for future operations, are forward looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions, as they relate to the Company, are intended to identify forward looking statements. Bidz based these forward-looking statements largely on current expectations and projections about future events and financial trends that Bidz believes may affect its financial condition, results of operations, business strategy and financial needs. Risks and uncertainties relating to these statements include the ability of the Company to attract customers to its website and offer attractive products; to maintain its website, electronic data processing systems, and systems hardware; to forecast accurately net revenue and plan for expenses; to protect intellectual property rights; and potential litigation and government enforcement actions that may result from our prior securities offerings. All forward-looking statements are qualified in their entirety by reference to the factors described in Part I, Item 1A, “Risk Factors” in Bidz’ 2006 Annual Report on Form 10-K, and in Part II, Item 1A, “Risk Factors” in Bidz’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, that could cause the actual results of Bidz to differ materially from those projected in such forward-looking statements.

All subsequent forward-looking statements, whether written or oral and whether made by or on behalf of Bidz, also are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and Bidz undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for Bidz to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

SOURCE: Bidz.com, Inc.

Investor Relations:

ICR

Andrew Greenebaum or Patricia Dolmatsky, 310-954-1100

or

Media Relations:

ICR

John Flanagan, 203-682-8222

Alecia Pulman, 646-277-1220